Exhibit No. 10.18
Form 10-KSB
Buyers United, Inc.
File No. 0-26917

                                PROMISSORY NOTE

THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT FOR THE HOLDER'S OWN ACCOUNT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). AN OFFER TO SELL OR TRANSFER OR THE SALE OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PERMIT, AS APPLICABLE, UNDER THE SECURITIES ACT OR APPLICABLE BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION AND/OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS IS AVAILABLE OR AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IS PROVIDED TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS.


Amount Advanced: $800,000               Dated: February 28, 2003


          FOR VALUE RECEIVED, the undersigned, Buyers United, Inc., a Delaware corporation ("Debtor"), promises to pay to the order of George H. and Brenda J. Brimhall, JTTEN or his assignee ("Lender"), the principal sum of $800,000.00 (the "Advances"), pursuant to Section 3 of this Promissory Note (the or this "Note"), from the date first written above (the "Execution Date").

1.   Fixed Interest.

     Fixed interest shall accrue on the outstanding principal amount of the Note at the rate of ten percent (10%) per annum.

2.   Computation.

     All payments (including prepayments) hereunder are to be applied first to the payment of accrued Fixed Interest and the remaining balance shall be applied to the payment of principal. Accrued Fixed Interest shall be computed on the basis of a three hundred and sixty-five (365) day year, based on the actual number of days elapsed.

3.   Principal and Loan Provisions.

     Debtor has a member acquisition opportunity described in that certain "Confidential Executive Summary" (the "Summary"), delivered to Lender simultaneously herewith. Debtor has bundled the revenues derived from the member acquisition opportunity into a revenue pool ("Revenue Pool") from which it will pay lender an "Additional Payment," as defined in this Note. The "Additional Payment" shall be paid as follows:

     * On or before the 10th of every month, Debtor will pay to Lender and other participating lenders in the Revenue Pool monthly, a total of twenty percent (20%) of the "New Members' (defined hereinafter) collected monthly revenues from the Revenue Pool (the "Additional Payments") that will be applied against the Note's principal until the Note is paid in full.

     3.1 Description of the Opportunity. Debtor has a current relationship with a company know as LowerMyBills.com ("LMB"). LMB has a website that attracts large numbers of individuals who receive information regarding discount pricing on monthly services. Among the various services marketed via LMB is a telecommunication comparative shopping service. LMB effects relationships with telecommunication providers and then markets these services to its members. Debtor has tested LMB's ability to provide referrals and has found LMB to be effective in referring new customers to the Company (the "LMB Opportunity"). For each referral that becomes a member of Debtor's organization (the "New Members") and purchases monthly telecommunication or other services (the "Services"), Debtor pays LMB a commission (the "Commissions"). Pursuant to the foregoing, the following terms and conditions are an integral part of this Note:

     * Debtor shall use one hundred percent (100%) of the Advances to pay to LMB Commissions to acquire New Members.

     * Debtor will pay to Lender the Additional Payment monthly out of the collected revenues ("Collected Revenues") from the payments for the Services paid during the prior calendar month by the New Members, pursuant to the LMB Opportunity. For purposes of this Note, Collected Revenues shall mean all revenues received from the New Members, less taxes, PICC charges, late fees and penalties.

     * Upon request, Debtor shall remit timely to Lender copies of all correspondence, information, accountings, audit results, etc. that it tenders to LMB pursuant to the LMB Agreement.

     3.2 Supplemental Additional Payments. After the Note's principal balance is paid in full by the Additional Payments, the Additional Payments shall be reduced to an amount equal to ten (10%) of the Collected Revenues generated from the Revenue Pool (the "Supplemental Additional Payments"). The Supplemental Additional Payments will be paid monthly. The Supplemental Payments will continue until the New Members, purchased with the Advances, ceases to purchase telecommunication or other products or services from Debtor.

     3.3   Limited  Fund.   Payment of Additional Payments,  and  Supplemental
Additional Payments, is limited to the unsecured Collected Revenues from the LMB Opportunity and not the general assets of the Company.

4.   Designated Places of Payment.

     The Advances and interest due hereunder is payable in lawful money of the United States of America, in immediately available funds, at such place as may be designated by the parties.

5.   Usury Matters.

      It is expressly stipulated and agreed to be the intent of Maker and Lender to comply with at all times, the applicable state law governing the maximum rate or amount of interest payable on the Note (or applicable federal law to the extent that it permits the Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable state law). In the event the applicable law is judicially interpreted so as to render usurious any amount called for under the Note or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if Lender's exercise of its option to accelerate the maturity of the Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is the express intent of both Maker and Lender that all excess amounts theretofore collected by Lender be credited to the principal balance of the Note (or, if this Note has been or would thereby be paid in full, refunded to Maker). In the event such judicial interpretation is applied to this Note, the provisions of this Note shall immediately be deemed amended and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new, or amendment to any existing, document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount legally permitted.

6.   Waivers.

      Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

7.   Default Provisions

     The occurrence of one or more of the following events shall constitute an event of default of this Agreement:

     7.1 Nonpayment. The nonpayment of any principal or interest by Debtor on the Loan when the same becomes due and payable and available which is not cured within Twenty (20) days of the due date.

     7.2 Bankruptcy. The entry of a decree or order by a court having appropriate jurisdiction adjudging Debtor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Debtor under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of the Debtor's property or Collateral, as defined in
Section 6, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

     7.3 Involuntary Bankruptcy. The institution by Debtor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the Debtor, shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if Debtor shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, or if there is an admission in writing by Debtor of its inability to pay its debts generally as they become due, or the taking of corporate action by Debtor in furtherance of any such action.

     7.4 Failure to Comply. Debtor's failure to comply with any material term, obligation, covenant, or condition contained in this Note, within twenty
(20) days after receipt of written notice from the Lender demanding such compliance.

     7.5 Misrepresentation. Any warranty, covenant, or representation made to Lender by Debtor under this Note, or any related agreement executed in connection with this Offering, proves to have been false in any material respect when made or furnished.

      7.6 Seizure. Any levy, seizure, attachment, lien, or encumbrance of or on the Revenue Pool, other than those existing as of the date hereof, which is not discharged by Debtor within ten (10) days,

     7.7 For purposes of section 7.4, 7.5, 7.6, and 7.7, default shall occur only upon the approval of a majority in interest of the outstanding Notes

8.   Cure.

     Maker shall be provided a period of thirty (30) days from the date of an event of default, as defined in Section 7 hereinabove, to cure a default. In the event Maker fails to cure any default within such time period, including the payment of all costs and expenses provided for in this Note by and among Maker and Lender, Lender may immediately enforce any and all rights provided to him under this Note.

9.   Acceleration, Attorneys' Fees.

     At the option of the Lender, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon an event of default as set forth in Section 7 hereinabove. Any reasonable attorneys' fees and other expenses incurred by the Lender in enforcing any of its rights hereunder or from a bankruptcy filing relating to the Maker, or any of the other events described in Section 7 hereinabove, shall be deemed additional indebtedness of the Maker and added to the principal amount of the Note, irrespective of whether Lender files suit against Maker.

10.  Section Headings.

     Headings  and  numbers have been set forth for convenience only.   Unless
the contrary is compelled by the context, the language set forth in each paragraph applies equally to the entire Note.

11.  Amendments in Writing.

     This Note may only be changed, modified or amended in writing signed by the Parties.

12.  Choice of Law.

     The Note and all transactions hereunder and evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of Utah.





Made and Executed in Salt Lake City, Utah

Buyers United, Inc.



______________________________________
By:  Paul Jarman
Its:  President